Exhibit 99.1

FOR IMMEDIATE RELEASE

February 7, 2019	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q1 RESULTS

Total Revenues increased 11% to $25.4 million in Q1

Company announces buyout of JV partners

Company reaffirms fiscal 2019 guidance

Conference Call Thursday, February 7, 2019, at 3:00 p.m. MST/5:00 p.m. EST

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the first fiscal quarter ended December 25, 2018.

Key highlights of the Company’s financial results include:

•	Total revenues increased 11% to $25,370,000 for the quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants increased 21.8% to $18,250,000 and Bad Daddy’s Restaurant Level Operating Profit* (a non-GAAP measure) was $2,738,000 or 15.0% as a percent of sales

•	Same store sales for company-owned Bad Daddy’s restaurants increased 0.2% for the quarter on top of last year’s increase of 0.7%

•	The Company opened one new Bad Daddy’s restaurant during the quarter

•	Total Restaurant Sales for Good Times restaurants were $6,897,000 and Good Times Restaurant Level Operating Profit* (a non-GAAP measure) was $785,000 or 11.4% as a percent of sales

•	Net Loss Attributable to Common Shareholders was $1.1 million for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $767,000

•	The Company ended the quarter with $2.4 million in cash and $10.2 million drawn against its senior credit facility

•	Subsequent to the end of the quarter the Company announced that it has purchased the non-controlling interests in three existing Bad Daddy’s restaurants in the Raleigh, NC market

Boyd Hoback, President & CEO said “During our first quarter, while we continued to post favorable same store sales results for Bad Daddy’s, our Good Times same store sales were significantly impacted by more inclement weather compared to the prior year and were down 5.2% during the quarter. Two Bad Daddy’s restaurants that were opened at the very end of fiscal 2018 and the one opened during the quarter have had slower starts as compared to the bigger honeymoon periods we experienced on new stores in fiscal 2018. However, subsequent to the end of the quarter we opened our fourth store in the Raleigh, NC market which has again experienced significantly above average weekly sales during its first four weeks. We are also reporting the purchase of the non-controlling interests in the other three restaurants in the Raleigh market, which is our highest average unit sales market in the system. We paid approximately $3 million for the trailing twelve-month cash flow of approximately $600,000 and we believe we can improve that cash flow stream by an additional 25% with more control over the restaurants by the end of the fiscal year, which would equate to an effective multiple of approximately four times cash flow.”

Commenting on the Company’s earnings guidance, Ryan Zink, Chief Financial Officer, stated “We are generally reaffirming our guidance, which calls for Adjusted EBITDA of approximately $6.0 to $6.5 million and the opening of five new Bad Daddy’s restaurants for the 2019 fiscal year. Due to the acquisition of the Raleigh-area non-controlling interests, our expected total capital expenditures and end-of-year balance on our credit facility have each increased by approximately $3 million.”

Fiscal 2019 Outlook:

The Company reiterated its guidance for fiscal 2019:

•	Total revenues of approximately $112 million to $114 million with a year-end revenue run rate of approximately $120 million

•	Total revenue estimates assume same store sales of approximately -3% to -4% for the year for Good Times. We expect same store sales of +1% to +2% for the year for Bad Daddy’s

•	General and administrative expenses of approximately $8.4 million to $8.6 million, including approximately $500,000 of non-cash equity compensation expense

•	The opening of 5 new Bad Daddy’s restaurants

•	Net loss of approximately $1.0 million including pre-opening expenses of approximately $1.7 million

•	Total Adjusted EBITDA* of approximately $6.0 million to $6.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $10.0 to $10.5, $3 million associated with the acquisition of the Raleigh joint venture non-controlling interests, and $7.0 – 7.5 million other capital expenditures, including approximately $0.6 million related to fiscal 2020 development

•	Fiscal year-end long-term debt of approximately $13.5 to $14.0 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its first quarter 2019 financial results on Thursday, February 7 at 3:00 p.m. MST/5:00 p.m. EST. Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 35 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick service restaurant chain consisting of 35 Good Times Burgers & Frozen Custard restaurants, located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 25, 2018 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
Statement of Operations	2019	2018
Net revenues:
Restaurant sales	$25,147	$22,597
Franchise revenues	223	251
Total net revenues	25,370	22,848

Restaurant Operating Costs:
Food and packaging costs	7,523	7,203
Payroll and other employee benefit costs	9,553	8,279
Restaurant occupancy costs	1,965	1,640
Other restaurant operating costs	2,583	2,116
Preopening costs	627	577
Depreciation and amortization	1,034	846
Total restaurant operating costs	23,285	20,661

General and administrative costs	2,061	1,917
Advertising costs	628	595
Franchise costs	7	10
Gain on disposal of restaurants and equipment	(30)	(8)
Loss from operations	(581)	(327)

Other expense:
Interest expense, net	(160)	(83)
Other expenses	(1)	-
Total other expense, net	(161)	(83)
Net loss	(742)	(410)
Income attributable to non-controlling interests	(309)	(173)
Net loss attributable to common shareholders	$(1,051)	$(583)

Basic and diluted loss per share	($0.08)	($0.05)

Basic and diluted weighted average common shares outstanding	12,505	12,445

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	December 25, 2018	September 25, 2018
Balance Sheet Data
Cash & cash equivalents	$2,447	$3,477

Current assets	5,197	6,381
Property and Equipment, net	36,302	35,245
Other assets	19,333	19,324
Total assets	$60,832	$60,950

Current liabilities, including capital lease obligations and long-term debt due within one year	$6,419	$8,335
Long-term debt due after one year	10,217	7,472
Other liabilities	8,080	7,922
Total liabilities	24,716	23,729

Stockholders’ equity	$36,116	$37,221

Supplemental Information (Company Operated Restaurants):

	Good Times Burgers & Frozen Custard		Bad Daddy’s Burger Bar
	----------------------------------------Fiscal First Quarter----------------------------------------
	2019	2018	2019	2018
Restaurant Sales (in thousands)	$6,897	$7,610	$18,250	$14,987
Restaurants opened during period	-	-	1	2
Restaurants closed during period	-	-	-	-
Restaurants open at period end	26	28	32	24

Restaurant operating weeks	338.0	364.0	423.3	309.6

Average weekly sales per restaurant (in thousands)	$20.4	$20.9	$43.1	$48.4

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Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar					Good Times Burgers & Frozen Custard			Good Times Restaurants Inc.
	---------------------------------------------------------Fiscal Quarter Ended---------------------------------------------------------
	December 25, 2018		December 26, 2017		December 25, 2018		December 26, 2017		Dec. 25, 2018	Dec. 26, 2017
Restaurant Sales	$18,250	100.0%	$14,987	100.0%	$6,897	100.0%	$7,610	100.0%	$25,147	$22,597
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,269	28.9%	4,633	30.9%	2,254	32.7%	2,570	33.8%	7,523	7,203
Payroll and other employee benefit costs	6,982	38.3%	5,594	37.3%	2,571	37.3%	2,685	35.3%	9,553	8,279
Restaurant occupancy costs	1,277	7.0%	939	6.3%	688	10.0%	701	9.2%	1,965	1,640
Other restaurant operating costs	1,984	10.9%	1,467	9.8%	599	8.7%	649	8.5%	2,583	2,116
Restaurant-level operating profit	2,738	15.0%	$2,354	15.7%	785	11.4%	$1,005	13.2%	3,523	3,359

Franchise advertising contributions and net royalty income									223	251

Deduct - Other operating:
Depreciation and amortization									1,034	846
General and administrative									2,061	1,917
Advertising costs									628	595
Franchise costs									7	10
Gain on restaurant asset sale									(30)	(8)
Preopening costs									627	577
Total other operating									4,327	3,937

Loss from Operations									$(581)	$(327)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal first quarters for fiscal 2019 and fiscal 2018, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

Good Times Restaurants Inc.
	Fiscal First Quarter
	2019	2018
Net loss as reported	(1,051)	$(583)

Adjustments to net loss:
Depreciation and amortization	993	809
Interest expense	160	84
EBITDA	$102	$310
Preopening costs	605	485
Non-cash stock-based compensation	112	118
GAAP rent-cash rent difference	(43)	(28)
Non-cash gain on disposal of assets	(9)	(8)
Adjusted EBITDA	$767	$877

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.